EXHIBIT 21.1
QUIKSILVER, INC.
NAMES AND JURISDICTIONS OF SUBSIDIARIES

Subsidiary Name	Jurisdiction
Fidra, Inc.	California
Hawk Designs, Inc.	California
Mervin Manufacturing, Inc.	California
Mt. Waimea, Inc.	California
QS Optics, Inc.	California
QS Retail, Inc.	California
Quiksilver Entertainment, Inc.	California
Quiksilver Wetsuits, Inc.	California
DC Shoes, Inc.	California
DC Direct, Inc.	California
Quiksilver Americas, Inc.	California
QS Wholesale, Inc.	California
Union LLC	California
Roger Cleveland Golf Company, Inc.	California
Quiksilver Alps LLC	California
Quiksilver Links LLC	California
Rossignol Ski Company, Inc.	Delaware
Skis Dynastar, Inc.	Delaware
UMTT Pty Ltd.	Australia
Caribbean Pty Ltd.	Australia
Pavilion Productions Pty Ltd.	Australia
QSJ Holdings Pty Ltd.	Australia
Quiksilver Australia Pty Ltd.	Australia
Quiksilver International Pty Ltd.	Australia
Ug Manufacturing Co. Pty Ltd.	Australia
Watermoons Pty Ltd.	Australia
DC Australia Pty Ltd.	Australia
QS Retail Pty Ltd.	Australia
Rossignol Osterreich GMBH	Austria
Quiksilver Canada Corp.	Canada
Skis Rossignol Canada Ltd.	Canada
Skis Dynastar Canada Ltd.	Canada
Cariboo SARL	France
Emerald Coast SA (renamed from Gotcha SA)	France
Infoborn SARL	France
Kokolo SARL	France
Na Pali SAS	France
Na Pali Entertainment SARL	France
Na Pali Europe SARL	France
Omareef Europe SAS	France
Tavarua SCI	France
Echos Beach Café SARL (renamed from DC Europe SARL)	France
Zebraska SARL	France
Pilot Expansion SAS	France
Ski Expansion SAS	France
Skis Rossignol SAS	France
Skis Dynastar SAS	France
Look Fixations SAS	France
Tyax SAS	France
Societe de Development Industriel et Financier SARL	France
Kauai GMBH	Germany
Makaha GMBH	Germany
Rossignol Ski Deutschland GMBH	Germany

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Subsidiary Name	Jurisdiction
Quiksilver Asia Sourcing Ltd. (Renamed from QS (Australia))	Hong Kong
Quiksilver Greater China Ltd.	Hong Kong
DC Shoes International Ltd.	Hong Kong
PT Quiksilver Indonesia	Indonesia
Namotu Ltd.	Ireland
Haapiti SRL	Italy
Moorea SRL	Italy
Rossignol Lange SRL	Italy
Rossignol SCI SRL	Italy
Rossignol Ski Poles SRL	Italy
Quiksilver Japan KK	Japan
Groupe Rossignol KK	Japan
Cleveland Golf Asia YK	Japan
QS Holdings SARL	Luxemborg
Quiksilver Deluxe SARL	Luxemborg
Skis Rossignol Finance Luxembourg SA	Luxemborg
Urban Surf	Malaysia
Pukalani BV	Netherlands
Tuvalu BV	Netherlands
Ug Manufacturing Co. Pty Ltd.	New Zealand
Rawaki sp z.o.o.	Poland
Kiribatti Lda	Portugal
Tarawa Lda	Portugal
Bakio SL	Spain
Quiksilver Europa, SL	Spain
Sumbawa SL	Spain
Skis Rossignol De Espana SA	Spain
Jaimar Spain SL	Spain
Sunshine Diffusion SA	Switzerland
Longboarder GMBH	Switzerland
Rossignol Ski AG	Switzerland
Lange International SA	Switzerland
LISA Lange International SARL	Switzerland
Town Surf	Thailand
Escatade Ltd.	United Kingdom
Lanai Ltd.	United Kingdom
Molokai Ltd.	United Kingdom

87